UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Iconix Brand Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd floor, New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Long-Term Incentive Plan

On March 7, 2017 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Iconix Brand Group, Inc. (the “Company”) approved a new plan for long-term incentive compensation (the “2017 LTIP”) and granted equity awards in the aggregate amount of 871,011 shares based on the closing price of the Company’s common stock on the Grant Date ($7.52 per share) to certain employees, including its named executive officers. With respect to each grantee, 33% of the award was in the form of restricted stock units (RSUs) and 67% of such award was in the form of target level performance stock units (PSUs). The total PSUs listed below for issuance under the 2017 LTIP assumes shares for PSUs are paid out at “target” level. The share amounts granted to the Company’s named executive officers on the Grant Date are as follows:

Name	Target PSUs	RSUs
John Haugh	195,045	97,508
David Jones	53,194	26,593
Jason Schaefer	44,328	22,161

Summary of Material Terms of the PSUs and RSUs

The material terms of the PSUs and RSUs are substantially similar to those set forth in the 2016 LTIP, as previously disclosed by the Company. Specifically, the RSUs for each of our named executive officers vest one third annually on each of March 30, 2018, 2019 and 2020.

As indicated above, the PSUs listed above represent the target award share amount. The actual number of stock units that may be earned range from 0%-200% of the number of Target PSUs listed above. The PSUs vest based on performance metrics approved by the Compensation Committee, which, for the performance period commencing January 1, 2017 and ending on December 31, 2019, are based on the Company’s achievement of an aggregate adjusted operating income performance target to be set forth in the applicable award agreements, and continued employment through December 31, 2019.

If the Company’s three-year cumulative total shareholder return during the performance period is within the bottom quartile of its competitive group using the compensation peer frame most recently approved by the Compensation Committee, the maximum number of shares that can be earned is 100% of target.

On a change in control within the first 18 months of the performance period, the PSUs will convert into time-based vested RSUs at the Target performance level. On a change in control occurring within the second 18 months of the performance period, the outstanding PSUs will convert to time based RSUs based on the cumulative actual operating income performance versus the original target performance, and prorated for the number of completed months as of the date of such change of control. Time-vested RSUs shall accelerate in the event of an involuntary termination without cause within 18 months following a change of control. If the awards are not assumed or substituted, the shares vest immediately, using the same determination of performance as described in the section regarding change of control in the second 18 months of the performance period.

2017 Annual Incentive Plan

On March 7, 2017, the Compensation Committee of the Company approved Annual Incentive Plan (“AIP”) targets for cash bonuses to employees in respect of 2017, including named executive officers. For all named executive officers, the targets are based on achievement of performance goals weighted as follows: 37.5% Iconix non-GAAP net income, 37.5% Iconix revenue and 25% based on performance objectives specific to the individual.

The base salaries and target/maximum percentage payouts in effect for each of the named executive officers at the time of the AIP are as follows:

Named Executive Officer	Base Salary	Target/Maximum
John Haugh	$1,000,000	100%/200%
David Jones	$620,000	65%/130%
Jason Schaefer	$500,000	65%/130%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
	Name:	Jason Schaefer
	Title:	Executive Vice President and General Counsel

Date: March 13, 2017